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Exhibit 1.3

[                        ] Shares of Common Stock

READY MIX, INC.

UNDERWRITING AGREEMENT

                        , 2005

LADENBURG THALMANN & CO. INC.
WUNDERLICH SECURITIES, INC.
As Representative of the Several Underwriters
Named in Schedule I Hereto
c/o Ladenburg Thalmann & Co. Inc.
590 Madison Avenue, 34th Floor
New York, N.Y. 10022

Dear Sirs:

        Ready Mix, Inc., a corporation organized and existing under the laws of Nevada (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), acting severally and not jointly, an aggregate of [                        ] shares (the "Firm Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). The Company also proposes to issue and sell to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, and at the option of the Underwriters, up to an additional                        shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are referred to herein collectively as the "Shares." The Shares are more fully described in the Registration Statement referred to below. Meadow Valley Corporation, a Nevada corporation (the "Parent"), currently owns 100% of the outstanding capital stock of the Company and is a party to this Underwriting Agreement for purposes of the representations and warranties contained in Section 1, the covenants contained in Section 4 and the indemnity provisions contained in Section 7.

        1.     Representations and Warranties of the Company. The Company and the Parent represent and warrant to, and agrees with, the Underwriters that:

          (a)   The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (Registration No. 333-122754), and related preliminary prospectuses, as amended, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares (including the Additional Shares) of Common Stock, which registration statement, as so amended, has been declared effective by the Commission on the date hereof and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), and any post-effective amendments thereto under Rule 462(d) through the Closing Date (as defined below) is hereinafter called the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act Regulations registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, and unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, if any, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the Securities Act Regulations, each in the form heretofore delivered to the Underwriters). No stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The prospectus relating to the Shares, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, is hereinafter referred to as the "Prospectus," except that, subject to Sections 4(a) and 4(b) below, if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission as described in Rule 430A or Rule 424 of the Securities Act is hereafter called a "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          (b)   The Registration Statement and the Prospectus, and any amendments thereof or supplements thereto, at the time the Registration Statement became effective, at the time any post-effective amendment to the Registration Statement is filed with the Commission, at the time the Prospectus is first filed with the Commission, at the time any supplement or amendment to the Prospectus is filed with the Commission, and as of the Closing Date, and Additional Closing Date, if any (as hereinafter respectively defined), and the Preliminary Prospectus, and any amendments thereof or supplements thereto, as of the date thereof, complied and comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not and as of the Closing Date, and Additional Closing Date, if any, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and on the Closing Date, and Additional Closing Date, if any, does not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the Prospectus. Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement, as part of any amendment thereto or pursuant to Rule 424 under the Securities Act Regulations, if filed by electronic transmission pursuant to Regulation S-T under the Securities Act, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sales of the Shares (except as may be permitted by Regulation S-T under the Securities Act). There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Securities Act that have not been described or filed therein as required, and there are no business relationships or related-party transactions directly or indirectly involving the Company or any other person required to be described in the Prospectus that have not been described therein as required.

          (c)   Semple & Cooper, LLP and BDO Seidman, LLP, who have certified certain financial statements of the Company and have delivered their reports with respect to the Company's audited financial statements included in the Registration Statement, the Prospectus and any Preliminary Prospectus, are independent registered public accountants as required by the Securities Act and the Securities Act Regulations.

          (d)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) affairs or management of the Company, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (e)   The Company (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to carry on its business as it is currently being conducted and as described in the Registration Statement and the Prospectus and to own, lease and operate its properties, (iii) has no subsidiaries and (iv) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except, with respect to clauses (i) (as it relates to good standing) and (iv), where the failure to be in good standing or so qualified does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company, (y) interfere with or adversely affect the issuance or marketability of the Shares pursuant hereto or (z) in any manner draw into question the validity of this Agreement or the transactions described in the Prospectus under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), being referred to as a "Material Adverse Effect").

          (f)    This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company, and is the legal, valid, binding agreement of the Company.

          (g)   The execution, delivery, and performance of this Agreement, the issuance, offering and sale of the Shares, and the consummation of the transactions contemplated hereby and in the Prospectus do not and will not (i) violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, or result in an acceleration of any indebtedness of the Company pursuant to (A) the Certificate of Incorporation or By-Laws of the Company, in each case as amended through the date hereof (B) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any of its subsidiaries or their respective properties or assets are or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with (i) any court or any governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement, (B) the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder and the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (h)   All of the outstanding shares of Common Stock, are duly authorized and validly issued, and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights. The Shares being sold by the Company under this Agreement are duly authorized, and, when issued, delivered and paid for in accordance with this Agreement, will be validly issued, and fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company has the pro forma capitalization as set forth in the Prospectus under the caption "Capitalization." The capital stock of the Company conforms to the description thereof contained in the Prospectus, or if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (i)    Except as disclosed in the Prospectus, there are not currently, and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries (other than options issued pursuant to the Company's stock option plans).

          (j)    There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company is a party or to which the business or property of the Company is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency to the Company's knowledge and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is required to be disclosed in the Registration Statement and the Prospectus and which could, individually or in the aggregate, result in a Material Adverse Effect.

          (k)   The Company has not directly or indirectly (a) taken (other than through the actions, if any, of the Underwriters) any action designed to, or that might reasonably be expected to, cause or result in or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (b) since the filing of the Preliminary Prospectus (i) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, shares of Common Stock or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (l)    The financial statements, together with the related notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations, cash flows, and changes in stockholders' equity of the Company or its predecessors, as applicable, as of and at the dates indicated and for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and comply with Regulation S-X of the Securities Act Regulations. The financial data set forth in the Prospectus under the captions "Prospectus Summary-Summary Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus.

          (m)  There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than such that have been duly exercised or waived.

          (n)   The Company is not, and upon consummation of the transactions contemplated hereby will not be, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or be subject to registration under the Investment Company Act, or (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (o)   The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for quotation on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange, nor has the Company received any notification that the Commission or the American Stock Exchange is contemplating terminating such registration or listing.

          (p)   The Company and the Parent each has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, with respect to the Company, the corporate power and authority to issue, sell and deliver the Shares as provided herein and the corporate power to effect the use of proceeds from the Offering as described in the Prospectus.

          (q)   The Company is not (i) in violation of its Certificate of Incorporation or By-Laws, (ii) in breach or default (nor does any condition exist that, with notice, the passage of time or both, would constitute a breach or default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation, in any material respect, of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree applicable to the Company or any of its subsidiaries or any of their respective assets or properties (whether owned or leased).

          (r)   No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Shares or prevents or suspends the use of the Prospectus; no injunction, restraining order or order of any kind by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares, prevents or suspends the sale of the Shares in any jurisdiction or that could adversely affect the consummation of the transactions contemplated by this Agreement or the Prospectus; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (s)   There is (i) no significant unfair labor practice complaint pending against the Company nor, to the best knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company nor, to the best knowledge of the Company, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company nor, to the best knowledge of the Company, threatened against it and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company. The Company has not violated, in any material respect, (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA").

          (t)    The Company is not in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and, to the best knowledge of the Company, the Company has received all permits, licenses and other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company (or to the knowledge of the Company any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit which would require remedial action by the Company under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit except for those which have already been remedied, have been provided for through escrow of a portion of the acquisition consideration, have been assumed by a third party, or which would not result in, or which would not be reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any solid wastes or hazardous substances due to or caused by the Company, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which has already been remedied, has been assumed by a third party, or which would not result, or which would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. The terms "hazardous substances" and "solid wastes" shall have the meanings set forth in any currently applicable local, state, and federal laws or regulations with respect to environmental protection.

          (u)   The Company has (i) good and marketable title in fee simple to all items of real property and defensible title to all personal property owned by it, free and clear of all security interests, liens, charges, encumbrances, equities, restrictions, claims and other defects, except such as are described in the Prospectus or as would not have a Material Adverse Effect, and (ii) peaceful and undisturbed possession of its properties under all material leases to which it is a party as lessee. All material leases to which the Company is a party are valid and binding, and no default by the Company has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease that could result in a Material Adverse Effect.

          (v)   The Company has (i) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by it in the manner described in the Prospectus, except as described in the Prospectus or where failure to hold such Authorizations would not, individually or in the aggregate, have a Material Adverse Effect and (ii) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect, and the Company is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto.

          (w)  Neither the Company nor, to the best knowledge of the Company, any of its officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction), which (i) might subject the Company, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign), (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect.

          (x)   All material tax returns required to be filed by the Company in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith through appropriate proceedings diligently pursued and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or the assets or property of the Company. The Company has made adequate (in the opinion of the Company) charges, accruals and reserves in the applicable financial statements included in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods presented therein as to which the tax liability of the Company has not been finally determined.

          (y)   The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences thereto.

          (z)   The Company maintains insurance covering its properties, operations, personnel and businesses with institutions it believes to be financially responsible. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its business. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, either individually or in the aggregate, materially alter the coverage thereunder or the risks covered thereby. The Company has no reason to believe that it will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted or as presently contemplated and at a cost that would not result in a Material Adverse Effect.

          (aa) The Company and any "employee benefit plan" (as defined under ERISA) established or maintained by the Company or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (bb) Subsequent to the respective dates as of which information is given in the Prospectus and up to the Closing Date, except as set forth in the Prospectus, (i) the Company has not incurred any liabilities or obligations, direct or contingent, that are or will be material, either individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, (ii) there has not been, either individually or in the aggregate, any change or development that could reasonably be expected to result in a Material Adverse Effect; (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus, or if the Prospectus is not in existence the most recent Preliminary Prospectus.

          (cc) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

          (dd) The statements (including the assumptions described therein) included in the Prospectus (i) are within the coverage of Rule 175(b) under the Securities Act to the extent such data constitute forward looking statements as defined in Rule 175(c) and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

          (ee) The Company does not have any debt securities or preferred stock which is rated by any "nationally recognized statistical rating organization" as defined for purposes of Rule 436(g) under the Securities Act.

          (ff)  The Company has the power to submit, and pursuant to this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York, County of New York, as provided in Section 13 hereof.

          (gg) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (hh) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

        The Company acknowledges that each of the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Sections 6(b) and 6(c) hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

        The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

        2.     Purchase, Sale and Delivery of the Shares.

          (a)   On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell [                        ] of the Firm Shares to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $            , the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b)   Delivery of the Firm Shares to the Underwriters shall be made, against payment of the purchase price therefore, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, 20th Floor, Memphis, Tennessee 38103, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on                        , 2005, or at such other time as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the "Closing Date." On the Closing Date, one or more Firm Shares in definitive global form, registered in the name of Cede & Co., as nominee of The Depositary Trust Company, New York, New York ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Shares sold to the Underwriters (the "Global Shares") shall be delivered by the Company to Ladenburg Thalmann & Co. Inc. ("Ladenburg"), as agent for the Underwriters, against payment by the

  Underwriters of the purchase price therefore, by wire transfer, in same-day funds to an account designated by the Company, provided that the Company shall give at least two business days' prior written notice to Ladenburg of the information required to effect such wire transfer. The Global Shares shall be made available to Ladenburg for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

          (c)   In addition, the Company hereby grants to the Underwriters the option to purchase up to [                        ] Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in Section 2(a) hereof, for the sole purpose of covering over-allotments, if any, in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the forty-fifth day following the date of the Prospectus, by written notice to the Company from Ladenburg on behalf of the Underwriters. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by Ladenburg on behalf of the Underwriters, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or, if thereafter, earlier than the third full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

        The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to [# OF FIRM SHARES] subject, however, to such adjustments to eliminate any fractional shares as Ladenburg on behalf of the Underwriters in its sole discretion shall make.

        Delivery of the Additional Shares to the Underwriters shall be made, against payment of the purchase price therefore, at the offices of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, 20th Floor, Memphis, Tennessee 38103, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 am, New York City time, on the Additional Closing Date or at such other time as shall be agreed upon by the Underwriters and the Company. On the Additional Closing Date, one or more Additional Shares in definitive global form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate principal amount of the Shares sold to the Underwriters (the "Additional Global Shares") shall be delivered by the Company to Ladenburg, as agent for the Underwriters, against payment by the Underwriters of the purchase price therefore, by wire transfer, in same-day funds to an account designated by the Company, provided that the Company shall give at least two business days' prior written notice to Ladenburg of the information required to effect such wire transfer. The Additional Global Shares shall be made available to Ladenburg for inspection not later than 9:30 a.m. on the business day immediately preceding the Additional Closing Date.

        3.     Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

        4.     Covenants of the Company. The Company and the Parent, as applicable, covenant and agree with the Underwriters that:

          (a)   If the Registration Statement has not yet been declared effective on the date of this Agreement, the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

        The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefore, (v) of the receipt of any comments from the Commission and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b)   If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act or the Securities Act Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c)   The Company will promptly deliver to you two signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

          (d)   The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (e)   The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f)    Other than the Company's sale of Shares hereunder and the Company's issuance of Common Stock pursuant to any existing employee benefit plans or upon the exercise, conversion or exchange of any currently outstanding stock options or warrants, during the period of 180 days from the date hereof, the Company will not, and will not permit any of its affiliates, directly or indirectly, to (i) offer, pledge, sell, or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or any interest therein or announce any intention to do any of the foregoing without the prior written consent of the Underwriters. The Company will obtain the undertaking of each of its officers and directors and such of its other stockholders as have been heretofore designated by you and listed in Schedule II-A attached hereto not to engage in any of the aforementioned transactions or to announce their intention to do any of the foregoing on their own behalf.

          (g)   During a period of three years from the effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

          (h)   The Company will apply its net proceeds from the sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

          (i)    The Company will use its best efforts to cause the Shares to be listed on the American Stock Exchange.

          (j)    In the event the Common Stock becomes delisted on the American Stock Exchange, then the Company will register and remain covered by Standard & Poor's Corporation Records Guide or another recognized securities manual for a period of three years commencing on the Closing Date.

          (k)   The Company shall at all times prior to the completion of the Offering allow, or take such actions as are necessary to facilitate, the Underwriters and their representatives to conduct all due diligence on the Company and the Shares which the Underwriters may reasonably require.

          (l)    The Company shall maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock and to cause such transfer agent to furnish the Underwriters a duplicate copy of the daily transfer sheets prepared by the transfer agent during the 12-month period commencing on the effective date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Underwriters, from time to time, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company's expense, for a period of four years after such 12-month period.

          (m)  At the time of purchase of the Firm Shares, the Company agrees to sell to Ladenburg and Wunderlich for a total purchase price of $100.00, a Warrant (the "Firm Share Warrant") entitling Ladenburg and Wunderlich or its or their assigns to purchase [            ] shares of Common Stock at a price equal to $            per share. At the time of purchase of the Additional Shares, if any, the Company agrees to sell to Ladenburg and Wunderlich for a total purchase price of $100.00, an additional Warrant (the "Additional Shares Warrant" and along with the Firm Shares Warrant, the "Warrants") entitling Ladenburg and Wunderlich or its or their assigns to purchase [            ] shares of Common Stock at a price equal to $            per share. The Warrants shall be exercisable for four years commencing one year from the time of purchase and shall contain cashless exercise provisions and anti-dilution provisions as are acceptable to Ladenburg and Wunderlich. If the Company shall at any time during the period in which the Warrants are exercisable register an offering of its securities on Form S-1, S-2, S-3 or the equivalent (including a post-effective amendment to Form S-1, but not a Registration Statement on Forms S-4 or S-8), the holders of a Warrant shall have the option of choosing to have included therein without any cost to themselves, any or all of the shares of Common Stock issuable upon exercise of such Warrant. In connection therewith, the Company shall give such holders at least 30 days written notice prior to the filing of a Registration Statement. Such notice shall be given each time a Registration Statement is contemplated until such time as all of the Warrants have been exercised. A holder of a Warrant shall exercise its Warrant by giving written notice within 20 days of the receipt of the aforesaid notice of the Company's intent to file a Registration Statement. In addition, holders of a majority of the a Warrant shall also have a one-time right to compel the Company to register for public sale the shares of Common Stock issuable upon exercise of such Warrant. Immediately after the receipt of the written notice demanding registration, the Company shall give a notice to the other holders of such Warrant who shall have 20 days to elect to include their shares of Common Stock in such Registration Statement. The Company shall promptly file such Registration Statement and use its best efforts to have it declared effective and keep it current and accurate for a period of 180 days thereafter (or 12 months if on Form S-3). No holders of a Warrant shall be required to exercise a Warrant as a condition of registration. All costs associated with the Registration Statements shall be paid by the Company, except for attorney's fees of counsel to the holders of the Warrant. Until the earlier of the expiration or exercise of a Warrant, the Company shall keep reserved sufficient shares of Common Stock for issuance upon exercise of such Warrant.

          (n)   The Company hereby agrees to afford the Underwriters the right, but not the obligation, commencing on the effective date and terminating three years thereafter, to designate one non-voting advisor to the Board of Directors of the Company. The designee, if any, and Ladenburg and Wunderlich will receive notice of, and be entitled to attend or participate in, each meeting of the Board of Directors in accordance with Nevada law. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or compensation as will be paid by the Company to non-employee members of the Board of Directors (including stock options or similar compensation).

          (o)   The Company hereby agrees to afford Ladenburg and Wunderlich the right, but not the obligation, commencing on the effective date and terminating three years thereafter, to sell for the account of the Company's current and future officers and directors (collectively, the "144 Sellers") any securities sold pursuant to Rule 144 under the Securities Act, and the Company shall require each of the 144 Sellers to execute an agreement containing the terms contained in this subsection. Each of the 144 Sellers agrees to give notice to Ladenburg and Wunderlich of his intent to offer for sale of any shares of Common Stock. Ladenburg and Wunderlich will have 48 hours excluding

  Saturdays, Sundays and holidays when the American Stock Exchange is closed ("48 Hours") to make an offer for the entire number of shares covered by the notice. Assuming that Ladenburg or Wunderlich make such an offer within 48 Hours, the 144 Seller will have 48 Hours to sell the entire number of shares through or to another broker-dealer for the net price which is better than the price offered by the Ladenburg and Wunderlich (the "Net Price"). If he does so, then Ladenburg and Wunderlich shall have no rights to purchase for its account or sell for the account of the 144 Seller the shares covered by the notice. The Net Price shall be adjusted during the 48 Hours by the amount of any change upwards or downwards in the last sales price. If the 144 Seller gives notice to Ladenburg and Wunderlich that it is unable to obtain a better Net Price, Ladenburg and Wunderlich may purchase all the shares contained in the notice for its own account or sell all of the shares contained in the notice for the account of the 144 Seller at the Net Price, subject to adjustment as provided in this subsection, or the 144 Seller may thereafter sell such shares through another broker-dealer.

          (p)   In the event the Department of Corporate Financing of the National Association of Securities Dealers, Inc. ("NASD") shall determine that any common stock of the Parent or the Company or stock options issued to, or financial consulting or other agreements of the Parent or the Company, with any person or persons who are unaffiliated with the Underwriters are nevertheless considered underwriting compensation, the Company and the Parent will take such action as the NASD may require to prevent such stock options or agreements from having any adverse effect on the Underwriters allowable compensation. In the event that the NASD still deems the Underwriters compensation to be unacceptable, the Underwriters shall, in their sole discretion, make such further adjustments to the form of their compensation as they deem necessary to obtain NASD clearance, so long as such compensation adjustments do not increase the amount of total compensation provided for in this Agreement.

          (q)   Each of the Company and the Parent covenant and agree that as long as any of the assets of the Company are pledged or hypothecated or otherwise serve as security for insurance bonds issued to or for the benefit of the Parent, or as long as any of the assets of the Company are hypothecated or serve as collateral for any liabilities of the Parent, then in either event, all proceeds received by the Parent from the sale of any equity securities or other securities convertible into, exercisable for, or exchangeable for equity securities of the Company or the Parent, as the case may be shall be used to first refinance any indebtedness by the Parent so as to release the assets of the Company as collateral for such liability or otherwise release the Company from any liability for the indebtedness of the Parent and second, such proceeds shall be used to cause any bonding companies to release the assets of and the Company from any contingent liabilities thereunder.

          (r)   For a period of five years following the Closing Date, the Company shall maintain insurance policies insuring the life of Robert R. Morris in the amount of $1 million, with the owner and beneficiary of such policy to be the Company; provided, however, that if Robert R. Morris ceases to be employed by the Company, it shall replace such policies with life insurance policy on the life or lives of any successor.

        5.     Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as herein above stated), (ii) the issuance, transfer and delivery of the Shares to the underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or blue sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing the Shares on the American Stock Exchange, (v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar for the Common Stock, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the Underwriters non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Shares, such non-accountable expense allowance being calculated only on the offering proceeds and shall not include any proceeds from the sales of securities pursuant to the over-allotment option (of which the Company has previously remitted to HD Brous & Co., Inc. the sum of $50,000, which sum has been credited as a partial payment in advance of the non-accountable expense allowance) and (x) the performance of the Company's other obligations hereunder.

        6.     Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a)   The Registration Statement shall have become effective not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Securities Act Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefore shall have been initiated or threatened by the Commission.

          (b)   At the Closing Date, you shall have received the opinions of the Law Offices of Gary A. Agron, counsel for the Company, or Lionel, Sawyer & Collins, special Nevada counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

            (i)    The Company and each of its subsidiaries has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the state of its organization. The Company and each of its subsidiaries is duly qualified and in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. The Company and each of its subsidiaries has all requisite corporate or similar authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, all of the outstanding shares of capital stock or equity interests of the Company's subsidiaries are owned beneficially and of record by the Company and have been validly authorized and issued and are fully paid and nonassessable and, except as described in the Prospectus, there are no other equity securities of any subsidiary or any securities convertible into capital stock of any subsidiary, nor are there any options, warrants, or other rights to acquire capital stock or other equity securities of any subsidiary of the Company.

            (ii)   The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights, and no preemptive rights of stockholders exist with respect to any of the Company's Common Stock. The Shares to be delivered by the Company on the Closing Date have been duly and validly authorized and, when delivered by the Company against payment therefore in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights. The certificates for the Common Stock are in due and proper form. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (iii)  The shares of Common Stock currently outstanding are listed, and the Shares (including the Additional Shares) have been approved for listing, on the American Stock Exchange, subject only to notice of issuance.

            (iv)  This Agreement has been duly and validly authorized, executed and delivered by the Company.

            (v)   There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best knowledge of such counsel, threatened against, or involving the properties or business of, the Company, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein.

            (vi)  The execution, delivery, and performance of this Agreement, the issuance, offering and sale of the Shares and the consummation of the transactions contemplated hereby by the Company do not and will not violate, conflict with or constitute a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default), or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries or result in any acceleration of any indebtedness of the Company pursuant to (A) any bond, debenture, note, indenture, mortgage, deed of trust, contract or other agreement known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets are or may be bound (B) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets or (C) to the best knowledge of such counsel, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Securities Act.

            (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and other financial, reserve, production or other statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

            (viii)   The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefore have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Securities Act Regulations have been made.

            (ix)  To the best knowledge of such counsel, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, have the right to request or demand that the Company register under the Securities Act or analogous foreign laws and regulations securities held by them, other than those such that have been duly exercised or waived.

            (x)   The statements in the Prospectus under the sections "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources"; "Business"; "Description of Capital Stock", which purport to summarize the provisions of statutes, regulations, contracts, and other documents, insofar as such statements constitute a summary of documents referred to therein or matters of law, are, in all material respects, accurate summaries and fairly and correctly present the information required to be shown with respect to such matters and documents.

            (xi)  Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or Prospectus which are not so filed or described as required.

            (xii) To the best knowledge of such counsel, the Company has all approvals, licenses and permits required to conduct its business lawfully, except where the failure to so possess would not have a Material Adverse Effect.

            (xiii)   The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading.

        In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent registered public accountants for the Company and the Underwriters at which the contents of the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial, reserve, production or other statistical data included therein).

        In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the federal laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is being relied upon and for what purpose.

          (c)   All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (d)   At the Closing Date, you shall have received a certificate of the President and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), affairs or management of the Company, except in each case as described in or contemplated by the Prospectus.

          (e)   At the time this Agreement is executed and at the Closing Date, you shall have received a letter from Semple & Cooper, LLP and BDO Seidman, LLP, independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, stating that, among other things: (i) they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations and stating that the information provided in response to Item 10 of Form S-1 is correct insofar as it relates to them; (ii) in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and Board of Directors of the Company and the committees of such Board of Directors subsequent to December 31, 2004, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to December 31, 2004, a review of interim financial information in accordance with the standards established by the American Institute of Certified Public Accountants, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus, including the quarterly information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to June 30, 2005, there were, as of the date of the most recently available monthly consolidated financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (C) that during the period from July 1, 2005 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (D) the unaudited pro forma income statements and balance sheets presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and, if applicable, the Exchange Act and the applicable published rules and regulations of the Commission thereunder, that such unaudited pro forma income statements and balance sheets are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; or (E) any other unaudited pro forma income statement data or balance sheet items included in the Registration Statement or Prospectus do not agree with the corresponding amounts in the pro forma income statements or balance sheets included in the Registration Statement and Prospectus; and (iv) they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (f)    Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (g)   You shall have received from each person who is a director or officer and stockholder of the Company and from such other stockholders as have been heretofore designated by you and listed in Schedule II-A hereto a lock-up agreement substantially similar to the lock-up agreement listed in Schedule II-B for a period of up to 180 days.

          (h)   You shall have received from the Parent the lock-up agreement set forth on in Schedule III hereto.

          (i)    The NASD, upon review of the terms of the Offering, shall not have objected to your participation in such offering.

          (j)    At the Closing Date, all of the Shares (including the Additional Shares) shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

        7.     Indemnification.

          (a)   The Company and the Parent agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor the Parent will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Parent may otherwise have, including under this Agreement.

          (b)   Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement. The Company acknowledges that the statements set forth in the [PARAGRAPHS TO BE IDENTIFIED] paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c)   Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent such failure prejudiced the indemnifying party). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

        8.     Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this

Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent such failure prejudiced such party. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

        9.     Default by an Underwriter.

          (a)   If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b)   In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7 and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c)   In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

        10.   Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including representations of the Company in Section 1, the agreements contained in Section 5, the indemnity agreements contained in Section 7, the contribution agreements contained in Section 8 and the agreements contained in Section 13, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11(d) and 13 hereof shall survive the termination of this Agreement, including termination pursuant to Sections 9 or 11 hereof.

        11.   Effective Date of Agreement; Termination.

          (a)   This Agreement shall become effective, upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7, 8 and 13 hereof shall at all times be in full force and effect.

          (b)   You shall have the right to terminate this Agreement at any time prior to the Closing Date, or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (B) if trading on the American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the American Stock Exchange by the American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c)   Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d)   If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith up to $100,000 (of which $50,000 has been previously paid).

        12.   Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Ladenburg, Thalmann & Co. Inc., 590 Madison Avenue, 34th Floor, New York, NY 10022, Attention: Peter H. Blum, with a copy to: Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 165 Madison Avenue, 20th Floor, Memphis, TN 38103, Attention: Matthew S. Heiter; if sent to the Company or to the Parent, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, Ready Mix, Inc., 3430 E. Flamingo Road, Las Vegas, NV 89121, Attention: Mr. Robert Morris with copy to: Gary A. Agron, Esq., 5445 DTC Parkway, Suite 520, Greenwood Village, CO 80111.

        13.   Consent to Jurisdiction; Waiver of Immunities; Appointment of Agent for Service.

          (a)   The Company:

            (i)    irrevocably submits to the nonexclusive jurisdiction of any New York State or federal court sitting in the State of New York, County of New York and any appellate court from any thereof in any action, suit or proceeding arising out of or relating to this Agreement or any other document delivered in connection herewith and irrevocably waives any immunity from such action or proceeding it may otherwise enjoy in the aforementioned courts;

            (ii)   irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court;

            (iii)  irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding; and

            (iv)  irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its designee, appointee and authorized agent to receive for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or any other document delivered in connection herewith and that such service may be made on such designee, appointee and authorized agent in accordance with legal procedures prescribed for such courts, and it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action; and further agrees that to the extent permitted by law, proper service of process upon CT Corporation System (or its successors as agent for service of process), shall be deemed in every respect effective service of process upon it in any such action, suit or proceeding.

          (b)   Nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

          (c)   The provisions of this Section 13 shall survive any termination of this Agreement, in whole or in part.

        14.   Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, the Parent and the controlling persons, directors, officers and others referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

        15.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to principles of conflicts of law.

        16.   Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[remainder of this page intentionally left blank]

        If the foregoing correctly sets forth the understanding between you, the Underwriters, the Parent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,
READY MIX, INC.
		By:	Name: Title:
MEADOW VALLEY CORPORATION
		By:	Name: Title:
ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN

LADENBURG, THALMANN & CO. INC.
WUNDERLICH SECURITIES, INC.
As Representative of the Several Underwriters
Named in Schedule I Hereto
c/o Ladenburg Thalmann & Co. Inc.
540 Madison Avenue, 34th Floor
New York, N.Y. 10022
By:	Ladenburg Thalmann & Co. Inc.
By:	Name: Title: Senior Managing Director

SCHEDULE I
Underwriters

Name of Underwriter	Total Number of Firm Shares to be Purchased
Ladenburg, Thalmann & Co. Inc.
Wunderlich Securities, Inc.

TOTAL	[ ]

SCHEDULE II-A
Lock-Up Individuals

[Individuals to be listed]

SCHEDULE II-B
Lock-Up Agreement

        This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Ready Mix, Inc. (the "Company") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In consideration of the Underwriters' agreement to purchase and make the Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Ladenburg, Thalmann & Co. Inc. on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any securities of the Company which are substantially similar to the Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities of the Company which are substantially similar to the Common Stock, including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of Ladenburg, Thalmann & Co. Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any substantially similar securities of the Company, including but not limited to, any security convertible into or exercisable or exchangeable for Common Stock.

        In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

        The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

SCHEDULE III
Parent Lock-Up

        This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Ready Mix, Inc. (the "Company") and you, as Representative of the several Underwriters named therein, with respect to the public offering (the "Offering") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

        In order to induce you to enter into the Underwriting Agreement, the undersigned, Meadow Valley Corporation, a Nevada corporation, agrees that for a period from the date hereof until the end of 12 months after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of Ladenburg, Thalmann & Co. Inc. on behalf of the Underwriters, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). Furthermore, the undersigned agrees that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period from the date hereof until the end of 12 months after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Ladenburg, Thalmann & Co. Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

        If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

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